                                   FORM 8-A/A
                                 AMENDMENT NO. 1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       SHARED TECHNOLOGIES CELLULAR, INC.

             (Exact name of registrant as specified in its charter)



            DELAWARE                                  06-1386411
    (State of incorporation                (IRS Employer Identification No.)
         or organization)

100 GREAT MEADOW ROAD, WETHERSFIELD, CONNECTICUT                  06109
(Address of principal executive offices)                        (Zip Code)


         Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                   Name of each exchange on which
         to be so registered                   each class is to be registered


         Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $0.01 par value per share

                                (Title of class)

Item 1.           Description of Registrant's Securities to be Registered.

         The Registrant is filing this amendment in connection with its application to list its Common Stock, par value $0.01 per share (the "Common Stock") on the Nasdaq National Market System under the symbol "STCL." The Common Stock is currently listed on the Nasdaq SmallCap Market and was previously listed on the Boston Stock Exchange.

         Reference is made to the caption "Description of Securities" in the Registrant's Prospectus filed with the Securities and Exchange Commission on December 9, 1994, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which relates to the Registrant's Registration Statement on Form SB-2 (No. 33-87242), and shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A.

Item 2.           Exhibits.

         Listed below are all Exhibits filed as part of this Amendment.

             Exhibit No.                                     Description
            -----------                                      -----------

                  1                                  Amended and Restated
                                                     Certificate of
                                                     Incorporation of the
                                                     Registrant. Incorporated by
                                                     reference to Exhibit 3.1 of
                                                     the Registrant's
                                                     Registration Statement on
                                                     Form SB-2 dated December 8,
                                                     1994.





                  2 Restated By-laws of the Registrant. Incorporated by reference to Exhibit 3.(ii) to the Registrant's
                                                     Quarterly Report on Form
                                                     10-Q dated May 15, 1998.



                  3                                  Specimen of Common Stock
                                                     Certificate of the
                                                     Registrant. Incorporated by
                                                     reference to Exhibit 4.2 to
                                                     the Company's Registration
                                                     Statement on Form SB-2
                                                     filed with Amendment No. 3
                                                     to such Registration
                                                     Statement dated January 27,
                                                     1995.



                  4                                  Equity Holders Agreement by
                                                     and among International
                                                     Capital Partners, Inc.,
                                                     Zeisiger Capital Group, LLC
                                                     and Shared Technologies
                                                     Fairchild Inc. dated August
                                                     19, 1996. Incorporated by
                                                     Reference to Exhibit 4.3 to
                                                     the Company's Form 8-K
                                                     dated August 19, 1996 and
                                                     filed September 15, 1996.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                          SHARED TECHNOLOGIES CELLULAR, INC.


Date: August 9, 1999      By         VINCENT DIVINCENZO
                            ------------------------------------------
                               Name: Vincent DiVincenzo
                               Title:   Senior Vice President, Chief Financial
                                            Officer and Treasurer